UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

	Exact name of registrant as specified in its charter		I.R.S.
Commission	and principal office address and	State of	Employer
File Number	telephone number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 5, 2005, WGL Holdings, Inc. (the Company), held an investor conference to discuss the Company’s fiscal year 2004 results and the progress made towards meeting its long-term financial objectives. The Company also reported that although weather during the quarter ended December 31, 2004 (the first quarter of the Company’s fiscal year 2005) was approximately two percent colder than normal, delivered volumes of natural gas were lower than expected. This matter is being evaluated in connection with its potential effect on the Company’s first quarter and full fiscal year 2005 earnings.

The investor conference was webcast live to the public on January 5, 2005 at 10:15 a.m. Eastern time via a link on the Company’s Web site, www.wglholdings.com. A press release notifying the public of the investor conference and the webcast was issued on January 3, 2005. The webcast has been archived for replay on the Company’s Web site until February 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: January 10, 2005	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)